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                            VOTING TRUST AGREEMENT

     VOTING TRUST AGREEMENT dated as of the ___ day of _______ 1997, between EarthWeb, Inc., a Delaware corporation (the "Corporation"), Global Network Partners LLC, a Delaware limited liability company ("GNP") and those certain shareholders of the Corporation who are signatories to this Agreement (the "Optionees"). Reference is made to that certain 1996 Amended and Restated Stock Plan (the "Stock Plan"), dated as of October 25, 1996, adopted by the Corporation, providing for, among other things, the issuance of Options (as defined in the Stock Plan) to selected key employees of the Corporation to acquire shares of the Corporation. Pursuant to the provisions in the granting agreements with respect to the Options which require that the Optionees, upon any exercise of their Options, enter into this Voting Trust Agreement, the Corporation, GNP and each of the undersigned Optionees hereby enter into this Voting Trust Agreement subject to the terms set forth below. Defined terms used herein and not otherwise defined are used herein with the meanings defined in the Stock Plan.

     The parties hereto agree as follows:

     1. Voting Agreement. (a) Each Optionee does hereby make, constitute and appoint GNP and each of GNP's officers and employees, such Optionee's true and lawful attorneys, for such Optionee and in such Optionee's name, place and stead, to act as such Optionee's proxy in respect of all of the shares of Common Stock of the Corporation owned by such Optionee as a result of the exercise of Options ("Shares"), including, without limitation, the right, on such Optionee's behalf, to demand the call by any proper
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officer of the Corporation pursuant to the provisions of its certificate of incorporation or by-laws (as amended to the date of such action as proxy) and as permitted by law, of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting or at any adjournment thereof, including, without limitation, the right to vote for directors of the Corporation, the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to such Optionee's said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as such Optionee might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that such Optionee's said attorneys shall do or cause to be done by virtue hereof. This proxy is given to GNP and to its officers and employees in connection with, and in order to carry out the provisions contained in, this Agreement and is thereby coupled with an interest. This Proxy shall not be revocable or revoked by such Optionee and shall be binding upon each such Optionee and such Optionee's successors and assigns.

          (b) Each Optionee agrees, and the Corporation will immediately place, the following legend upon each certificate representing Shares:

     The shares of Common Stock of the Corporation represented by this certificate are subject to that certain Voting Trust Agreement among the Corporation and certain of its shareholders and are subject to the terms and provisions thereof.

     2.   Transfers of Shares.  During the term of this Agreement, no Optionee
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shall directly or indirectly sell, pledge, mortgage, hypothecate, give, transfer, create a security
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interest in or lien on, place in trust (voting or otherwise) (except for this
Agreement), assign or in any other way encumber or dispose of any of the Shares now or hereafter at any time owned by such Optionee, or any interest therein, or the stock certificate or certificates representing any Shares, or any voting trust certificate or certificates issued with respect to Shares (collectively, a "Transfer of Interest"), except as expressly permitted by this Agreement. In furtherance of the foregoing provision, each Optionee hereby instructs the Corporation to deliver all certificates representing Shares to GNP, to hold pursuant to the terms of this Agreement. Prior to the consummation of any Transfer of Interest expressly permitted by this Agreement, other than pursuant to a registered public offering under the Securities Act of 1933, as amended (the "1933 Act"), the Corporation shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Corporation, that such Transfer of Interest does not require registration under the 1933 Act or any applicable state securities laws. Any Transfer of Interest effected, or purported or attempted to be effected, by an Optionee not in accordance with the terms and conditions of this Agreement, or to a person below 18 years of age, or who has been adjudged incompetent or insane, or to a person prohibited by law from holding Shares, shall be void and shall not bind the Corporation, and the Corporation shall not give effect on its books to any such transfer or purported transfer.

     3.   Buyback of Shares.  The Corporation shall have the right to purchase
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any Shares held by an Optionee upon the termination of such Optionee's employment with the Corporation as follows:

          (a) Termination for Cause.  If an Optionee is terminated for cause,
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such Optionee will, and hereby agrees to, sell all his or her Shares to the
Corporation at a
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per share price equal to the per share price paid by such Optionee for such Shares (the "Option Price").

          (b)  Termination Other Than For Cause.  Should an Optionee's
               --------------------------------
employment with the Corporation terminate for any reason other than cause, such Optionee will, and hereby agrees to, sell all his or her Shares to the Corporation at a price equal to the greater of (i) the Option Price or (ii) the book value of the Shares (as determined by the Corporation's then most recent financial statements).

          (c)  Procedure for Purchase.  The closing of the purchase of such
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shares pursuant to Sections 3(a) and (b) shall occur immediately upon such
Optionee's termination of employment or, in the event Optionee purchases Shares after his or her termination of employment, on the date of such purchase by Optionee. Each Optionee hereby agrees and instructs GNP to deliver all Shares subject to this Section 3 to the Corporation upon the occurrence of such termination. The Corporation shall (i) in the event of a purchase pursuant to
Section 3(a), pay the Option Price within one year of the delivery of the respective Shares and (ii) in the event of a purchase pursuant to Section 3(b), pay the appropriate purchase price within 90 days of the delivery of the respective Shares.

     4.   Injunctive Relief.  Each Optionee acknowledges that the remedy at law
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for any breach by it of the provisions of this Agreement will be inadequate and that GNP or the Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage to GNP as a result of any such breach.

     5.   Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed given if delivered personally or mailed by registered or
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certified mail (return receipt requested) to the parties at the following address (or at such other address or addresses as shall be specified by like notice):

          if to the Corporation, at:

          EarthWeb, Inc
          Attn: Murray Hidary
          3 Park Avenue
          NY,NY 10016

          if to GNP, at:
          Global Network Partners, LLC
          Attn: Murray Hidary
          3 Park Avenue
          NY,NY 10016

          with a copy, in each case, to:

          Morrison & Foerster LLC
          1290 Avenue of the Americas
          New York, New York, 10104
          Attention:  Joseph W. Bartlett, Esq.

          if to an Optionee, at the address directly below his or her signature to this Agreement.

     6.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York.

     7.   Binding Nature; Termination.  This Agreement shall be binding upon,
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and inure to the benefit of, the parties hereto and their respective successors and assigns, including any transferees of Shares owned by the Optionees. This Agreement shall terminate, and be without further force and effect, upon the earlier to occur of (a) ten (10) years from the date of this Agreement and (b) the date which is six months after the consummation by the Corporation of an underwritten public offering of Common Stock
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registered under the 1933 Act pursuant to which the Corporation realizes proceeds in excess of $10,000,000.
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     8.   Counterparts.  This Agreement may be executed in two or more number of
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separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                              EarthWeb, Inc.



                              By  _____________________________


                              Global Network Partners LLC



                              By: ____________________________

                              [Optionees signature attached]